UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2009 (December 17, 2009)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue, Waltham
Machachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 17, 2009, American DG Energy Inc. (the “Registrant”) entered into a Revolving Line of Credit Agreement (the “Agreement”) with John N. Hatsopoulos, the Registrant’s Chief Executive Officer. Under the terms of the Agreement, during the period extending to December 31, 2012, Mr. Hatsopoulos will lend to the Registrant on a revolving line of credit basis a principal amount up to Five Million U.S. Dollars ($5,000,000) in the aggregate.  All sums advanced pursuant to this Agreement shall bear interest from the date each advance is made until paid in full at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus one and one half percent (1.5%) per year. Interest shall be due and payable quarterly in arrears and prepayment of principal, together with accrued interest, may be made at any time without penalty.

A copy of the Agreement is filed herewith as Exhibit 10.1

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description of Exhibit

10.1	Revolving Line of Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 17, 2009

AMERICAN DG ENERGY INC.

	By:	/s/Anthony S. Loumidis

Anthony S. Loumidis, Chief Financial Officer